EXHIBIT 10.4

                SUPPLEMENTAL RETIREMENT/DEATH BENEFITS AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of the 17th day of December 1987, by and between Post, Buckley, Schuh & Jernigan, Inc. ("PBSJ, Inc.") and The PBSJ Corporation ("PBSJ Corp."), Florida corporations with principal offices in Miami, Florida (collectively referred to herein as the "Corporation"), and Robert J. Paulsen , a resident of the State of Florida (hereinafter referred to as the "Employee").

         WHEREAS, the Corporation is engaged in the business of rendering engineering services, including consulting, planning and surveying as well as allied professional services; and

         WHEREAS, the Board of Directors of the Corporation has approved, and the shareholders of the Corporation have ratified, the Post, Buckley, Schuh & Jernigan,, Inc. Supplemental Income Plan (the "Plan"), the purpose of which is to provide supplemental retirement and death benefits to key employees of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation has determined, in its sole discretion, that the Employee satisfies the eligibility requirements for participation in the Plan at the Benefit Level set forth below.

         NOW, THEREFORE, pursuant to Section 8.10 of the Plan, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Benefit Level. The Employee shall be entitled to participate in the Plan at Benefit Level II.

         2. Eligibility for Benefits.

         (a) Full Benefit. The Employee shall be eligible to receive a Full Benefit, as defined in Section 5.1 of the Plan, provided that the Employee (i) is at least 56 years old and has participated in the Plan at Benefit Level II for at least ten (10) years, and (ii) remains in the active and continuous employ of the Corporation until he is at least 56 years old. Except as provided in Section 3 below, the Employee shall commence to receive his Full Benefit on the date upon which he terminates his employment with the Corporation (the "Full Benefit Commencement Date").

         (b) 50% Benefit. The Employee shall be eligible to receive a 50% Benefit in an amount equal to fifty percent (50%) of his Full Benefit even if he is no longer in the active and continuous employ of the Corporation, provided that the Employee has participated in the Plan for at least ten (10) years. The Employee shall commence to receive his 50% Benefit upon reaching age 56 (the "50% Benefit Commencement Date").

         (c) Disability Benefit. In the event that the Employee is ineligible to receive either a Full Benefit or a 50% Benefit, he shall be eligible to receive a Disability Benefit in an amount equal to twenty-five percent (25%) of his Full Benefit if he shall become disabled (as such term is defined in Section 4.2 of the Plan) after completing at least five (5) years of participation in the Plan. The Employee shall commence to receive his Disability Benefit at such time as the Employee (i) is 65 years of age; and (ii) would have been in the Plan for at least ten (10) years but for the disability (the "Disability Benefit Commencement Date").

         (d) Death Benefit. If the Employee dies prior to becoming eligible to receive either a Full Benefit or a 50% Benefit, his designated beneficiary shall be entitled to receive an annual Death Benefit of $10,000, payable for a period of ten (10) years; provided, however, that in order to be eligible for a Death Benefit, the Employee must have participated in the Plan for at least six (6) months prior to the date of his death.

         3. Amount of Benefit. The amount of the Employee's Full Benefit payable under this Agreement shall be TWENTY-FIVE THOUSAND ($25,000), payable commencing on the Full Commencement Date for a period of ten (10) years. In the event that the Employee continues in active and daily employment with the Corporation after he reaches age 56, the Full Benefit shall be increased at the end of each calendar year by TWO THOUSAND SEVEN HUNDRED AND SEVENTY-EIGHT DOLLARS ($2,778) until the earlier of such time as (i) the Employee terminates his employment with the Corporation or (ii) the Employee reaches age 65, at which time the Employee shall commence to receive a full Benefit of FIFTY THOUSAND DOLLARS ($50,000) hereunder whether or not he continues in the active and daily employ of the Company. The amount of the Employee's 50% Benefit and Disability Benefit hereunder shall be $12,500 and $6,250 respectively, payable commencing on the applicable Benefit Commencement date as set forth in Sections 2 (b) and (c) hereof for a period of ten (10) years. The Corporation shall withhold applicable federal, state and local taxes from amounts due pursuant to the payment of any Benefit hereunder to the extent such withholding is required by reason of such laws.

         4. Confidentiality. The Employee agrees that, during the period of his employment and thereafter, he shall not, to the detriment of the Corporation, knowingly disclose or reveal to any unauthorized person any confidential or proprietary information relating to the Corporation, its subsidiaries or its affiliates. If the Employee reveals to any third party any trade secrets or financial or other confidential or proprietary information concerning the Corporation, the Employee's entire or remaining Benefit payments, as the case may be, shall be forfeited.

         5. Noncompetition. The Employee agrees that, unless otherwise agreed by the Board of Directors of the Corporation, during the period of his employment with the Corporation and for ten (10) years thereafter, he shall not compete with the Corporation. As used in this Agreement, "compete" shall mean entering into, performing or engaging, directly or indirectly, in the rendering of engineering services or allied professional services similar to those provided by the Corporation, including but not limited to consulting, planning and surveying, either as an individual for his own account, or as a partner or joint venturer, or as an employee or agent for any person or as an officer, director, or shareholder of any business entity or otherwise, within the State of Florida, or any state in which the corporation has an office or offices. If the Employee should compete with the Corporation in violation of this Section 6, the Employee's entire or remaining Benefit payments, as the case may be, shall be forfeited.

         The Employee acknowledges that his services under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, and that a breach by the Employee of Sections 5 and 6 could cause the Corporation irreparable injury and damage and would therefore cause a breach of this Agreement.

         6. Reasons for Forfeiture. The Corporation shall stop payments to the Employee hereunder if the Employee is involved in fraud, or if the Corporation determines that the Employee has been grossly negligent or has been engaged in willful misconduct in the course of his employment. Nothing contained in this Agreement shall in any way be construed to limit or otherwise waive the legal or equitable rights or remedies of the Corporation to recoup monies paid hereunder to the Employee if the Corporation determines that it is entitled to such recoupment.

         7. Assignment. Neither the Employee nor any designated beneficiary, nor any other payee under this Agreement, shall have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any Benefit payable hereunder, nor shall any Benefit payable be subject to seizure for the payment of any debts or judgments of the Employee or any payee or be transferable by the Employee or any payee by operation of law in the event of such person's bankruptcy, insolvency or otherwise.

         8. Employment Rights. This Agreement, and the Plan, shall not be deemed to create a contract of employment between the Corporation and the Employee, and shall create no right for the Employee to continue in the Corporation's employ for any specific period of time, or to create any other rights in the Employee or obligations on the part of the Corporation, except as are set forth herein or in the Plan, nor shall this Agreement or the Plan restrict the right of the Corporation to discharge or terminate the Employee.

         9. Termination of the Plan. The Employee acknowledges and agrees that PBSJ, Inc., through its Board of Directors, has the right to amend, alter, modify or revoke the Plan for all participating employees at any time, without the approval of the shareholders of PBSJ Corp., except as specifically set forth in Section 8.7 of the Plan.

         10. Participation in Other Employee Benefit Plans. Any retirement or disability compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees. Nothing contained herein shall in any manner modify, impair or affect the existing or future right or interest of the Employee to receive any employee benefits to which he would otherwise be entitled, or as a participant in any future incentive profit-sharing or bonus plan, stock option plan or pension plan of the Corporation, applicable generally to salaried employees. The rights and interests of the Employee to any employee benefits or as a participant or beneficiary in or under any or all such plans shall continue in full force and effect unimpaired, and the Employee shall have the right at any time hereafter to become a participant or beneficiary under or pursuant to any and all such plans.

         11. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which has been processed through the claims procedure set forth in Article VII of the Plan, shall be settled by arbitration conducted by and in accordance with the rules then in existence of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida (without regard to the conflicts of laws thereof). All lawsuits and other proceedings related to this Agreement or the transactions herein described shall be commenced and held in Dade County, Florida and the Employee waives all rights to object to the laying of venue in such jurisdiction. In the event of any litigation or arbitration arising by virtue of this Agreement, the prevailing party shall be entitled to an award of all court costs, litigation and arbitration expenses and attorneys' fees at both trial and appellate levels.

         13. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered and given for all purposes, if delivered personally to the party or to an officer of the party to whom the same is directed, or, whether or not the same is actually received, if sent by registered or certified mail, postage and charges prepaid, properly addressed to the addressee's last known address.

         14. Integrated Agreement. This Agreement, and the Plan, constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

         15. No Oral Modification. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any breach or condition of this Agreement or of any other subsequent breach or condition, whether of like or different nature.

         16. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Corporation, its representatives, successors and assigns, and to the Employee, heirs and personal representatives and his designated beneficiaries. The Corporation and the Employee agree to execute any instruments and to perform any acts which are or may become necessary to effectuate this Agreement and to fulfill its terms.

         17. Paragraph Captions. Paragraph and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         IN WITNESS WHEREOF, the respective Corporation has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand and seal as of the date first above written:

ATTEST:                                    POST, BUCKLEY, SCHUH &
                                           JERNIGAN, INC.

By:          [ILLEGIBLE]                   By: /S/ JAMES J. GLAN
   ----------------------------------         ----------------------------------
    Assistant Secretary                    Its  President & CEO
                                              ----------------------------------

ATTEST:                                    THE PBSJ CORPORATION

By:          [ILLEGIBLE]                   By: /S/ WILLIAM W. RANDOLPH
   ----------------------------------         ----------------------------------
   Assistant Secretary                     Its  Chairman
                                              ----------------------------------

WITNESS:                                   EMPLOYEE:

 /S/ PATRICIA J. DELOYE                     /S/ ROBERT J. PAULSEN
-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------

                                    EXHIBIT A

         In the event of my death, I hereby designate Roxann Lynn Paulsen
(name), Wife (relation) to receive the deferred compensation payments provided for in the foregoing Agreement. In the event that said beneficiary does not survive me, the payments shall be made to Alicia M. Paulsen (name), Daughter (relation). In the event neither beneficiary designated above shall survive me or if neither beneficiary designated above can be located, all benefits to which I may from time to time be entitled shall be payable to my estate.

                                            EMPLOYEE

                                             /S/ ROBERT J. PAULSEN
                                            ----------------------------

 /S/ PATRICIA J. DELOYE
---------------------------------
Witness

 /S/ DAVID A. TWIDDY
---------------------------------
Witness